Exhibit 24


                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes John B. Canning and John P. O'Grady, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below this Registration Statement on Form S-8 and any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to such Registration Statement and any and all such amendments.

               Signature                Title                    Date



          /s/ Ronald M. Gross      Chairman, President,     February 28, 1994
          Ronald M. Gross          Chief Executive Officer
                                   and Director (Principal
                                   Executive Officer)


                                   Senior Vice President    February __, 1994
          Gerald J. Pollack        and Chief Financial
                                   Officer (Principal
                                   Financial Officer)


          /s/ George S. Areson     Acting Corporate         February 25, 1994
          George S. Areson         Controller (Principal
                                   Accounting Officer)


                                   Director                 February __, 1994
          Robert A. Bowman


                                   Director                 February __, 1994
          D. Travis Engen